As filed with the Securities and Exchange Commission on June 30, 2011
Registration Statement No. 333-124359
Registration Statement No. 333-39453
Registration Statement No. 333-03562
Registration Statement No. 333-02778

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
POST-EFFECTIVE AMENDMENT NO. 2
TO FORM S-3 REGISTRATION STATEMENT No. 333-124359

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3 REGISTRATION STATEMENT No. 333-39453

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3 REGISTRATION STATEMENT No. 333-03562

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3 REGISTRATION STATEMENT No. 333-02778

Under The Securities Act of 1933
________________________
RURAL/METRO CORPORATION
(Exact name of registrant as specified in its charter)
________________________

9221 East Via de Ventura Scottsdale, AZ 85258 (480) 606-3886
(Address of principal executive offices)
________________________

________________________
Christopher E. Kevane General Counsel 9221 East Via de Ventura Scottsdale, Arizona 84258 (480) 606-3886
(Name, address, and telephone number, including area code, of agent for service)
________________________

Copies to:
Scott A. Arenare Managing Director and General Counsel c/o Warburg Pincus LLC 450 Lexington Avenue New York, NY 10017 (212) 878-0600	Robert P. Davis David Leinwand Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 (212) 225-2000
________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Deregistration of Securities

These Post-Effective Amendments relate to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”) of  Rural/Metro Corporation, a Delaware corporation (“Rural/Metro” or the “Registrant”):

1. Registration Statement No. 333-124359, registering 4,287,739 shares of common stock, par value $.01 per share of the Company (the “Common Stock”) in connection with an offering by the Registrant, which was filed with the Securities and Exchange Commission (“SEC”) on April 27, 2005 and amended on June 9, 2005;

2. Registration Statement No. 333-39453, registering 143,505 shares of Common Stock in connection with an offering by the Registrant, which was filed with the SEC on November 4, 1997;

3. Registration Statement No. 333-03562, registering shares of Common Stock in connection with an offering by the Registrant, which was filed with the SEC on April 16, 1996; and

4. Registration Statement No. 333-02778, registering 1,300,000 shares of Common Stock in connection with an offering by the Registrant, which was filed with the SEC on March 27, 1996.

Such Post-Effective Amendments are being filed to deregister unsold Common Stock of Rural/Metro.

On March 28, 2011, Rural/Metro, WP Rocket Holdings Inc. (f/k/a WP Rocket Holdings LLC), a Delaware corporation (“Parent”), and WP Rocket Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Parent, entered into an Agreement and Plan of Merger (the “Merger Agreement”).  On June 30, 2011, pursuant to the Merger Agreement, and upon the terms and conditions thereof, Merger Sub was merged with and into Rural/Metro, with Rural/Metro surviving the merger as a wholly owned subsidiary of Parent.  In connection therewith, each share of Rural/Metro’s Common Stock, other than any shares owned by Rural/Metro as treasury stock, any shares owned by any subsidiary of Parent, and any shares owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, was converted into the right to receive $17.25 in cash, without interest thereon and less any required withholding taxes.

Accordingly, Rural/Metro has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statements. In accordance with undertakings made by Rural/Metro in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offerings, Rural/Metro hereby removes from registration any securities registered but unsold under the Registration Statements, if any.

As no securities are being registered herein, the sole purpose of this filing being to terminate and deregister, the disclosure requirements under Regulation S-K Item 601 are inapplicable to this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing an amendment on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 30th day of June, 2011.

RURAL/METRO CORPORATION

By:	/s/ Michael DiMino
Name:	Michael P. DiMino
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Michael P. DiMino and Kristine B. Ponczak, and each of them, as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (unless revoked in writing) to sign these Post-Effective Amendments to the Registration Statements on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might and could do in person hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, these Post-Effective Amendments have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Michael P. DiMino	President, Chief Executive Officer and Director	June 30, 2011
Michael P. DiMino /s/ Kristine B. Ponczak	(Principal Executive Officer) Senior Vice President and Chief Financial Officer	June 30, 2011
Kristine B. Ponczak /s/ Donna Berlinski	(Principal Financial Officer) Vice President and Corporate Controller	June 30, 2011
Donna Berlinski /s/ Christopher S. Shackelton	(Principal Accounting Officer) Chairman of the Board of Directors	June 30, 2011
Christopher S. Shackelton /s/ Conrad A. Conrad	Director	June 30, 2011
Conrad A. Conrad /s/ Eugene I. Davis	Director	June 30, 2011
Eugene I. Davis /s/ Earl P. Holland	Director	June 30, 2011
Earl P. Holland /s/ Henry G. Walker	Director	June 30, 2011
Henry G. Walker